Exhibit 1.1

UNDERWRITING AGREEMENT

between

GSK plc

as Issuer

and

[   ]

as Representatives of the Underwriters

Dated as of [    ], 20[ ]

SCHEDULES

Schedule I	Terms of the Debt Securities
Schedule II	Underwriting Commitments
Schedule III	Schedule of Free Writing Prospectuses included in the Disclosure Package
Schedule IV	Form of Pricing Term Sheet
Schedule V	Schedule of Selling Agents

EXHIBITS

Exhibit A-1	Form of Opinion of U.S. Counsel to the Company
Exhibit A-2	Form of Opinion of U.K. Counsel to the Company
Exhibit B	Form of Letter of Counsel to the Company

i

GSK plc

[ ] Notes Due 20[ ]

Underwriting Agreement

[    ], 20[ ]

[         ]

as Representatives of the

several Underwriters named

in Schedule II hereto

Ladies and Gentlemen:

GSK plc, a public limited company incorporated in England and Wales (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of March 4, 2008 (as amended, modified or supplemented by the First Supplemental Indenture dated as of March 21, 2014, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among the Company, the Trustee and Law Debenture Trust Company of New York).

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 that were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as follows:

(a) Registration Statement Effective. The Company meets the requirements for use of Form F-3 under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) and has filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (No. 333-[   ]) on Form F-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale from time to time of certain debt securities, including the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which will have previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(b) Registration Statement Not Misleading. On each Effective Date, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act; on each Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on its date as reflected in any filing pursuant to Rule 424(b) under the Securities Act and on the Closing Date (as defined below), the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (i) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (Form T-1), which is included in the Registration Statement, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) Disclosure Package. At the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)) the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary to consider whether the Company would be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including the final term sheet prepared and filed pursuant to Section 5(c) hereof) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Authorization of Indenture and Securities. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); the Securities have been duly authorized by the Company, and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; and, when the Securities have been duly executed, authenticated, issued and delivered, the Securities will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(h) Organization of the Company. The Company is organized and validly existing as a public limited company under the laws of England and Wales, with power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

(i) No Consents. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under state securities laws or the securities laws of any jurisdiction outside the United States in which the Securities are offered and sold.

(j) No Breach or Default. The execution, delivery and performance by the Company of the Indenture, this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any law or regulation of the jurisdiction of incorporation of the Company, (ii) any material agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which the Company or the Company’s subsidiaries is bound or to which any of their respective properties is subject, or (iii) the charter or by-laws of the Company, except in the cases of clauses (i) and (ii) above for such breaches, violations or defaults that would not affect the validity, binding nature or enforceability of the Indenture or the Securities or have a material adverse effect on the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(k) Investment Company Act. The Company is not, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

(l) Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or on such other date and at such other time as the Company and the Representatives may agree (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday or day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London.

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Payment of Expenses. The Company agrees to pay or cause to be paid the following: (i) except as provided in the proviso contained in Section 5(g) hereof, the fees, disbursements and expenses of counsel and accountants of the Company in connection with the registration of the Securities under the Securities Act and the qualification of any indenture related to the Securities under the Trust Indenture Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus and amendments and supplements thereto, the Disclosure Package and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or producing this Agreement, the Disclosure Package, any indenture related to the Securities, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) any fees charged by securities rating services for rating the Securities; (iv) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (v) the cost of preparing the Securities and of the delivery of the Securities to the Underwriters; (vi) the reasonable fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; and (vii) except as provided in the proviso contained in Section 5(g) hereof, all other reasonable costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including, but not limited to, the fees of their counsel, transfer taxes, documentary or stamp taxes (including United Kingdom stamp duty or stamp duty reserve tax) on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

5. Agreements. The Company agrees with the several Underwriters as follows:

(a) File Prospectus. The Company will file the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act within the time period prescribed.

(b) Amendments to Registration Statement or Prospectus; Stop Orders. The Company will advise the Representatives promptly of any proposal to amend the Registration Statement or file any supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement. The Company will promptly advise the Representatives of the filing of any such amendment or supplement and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d) Amendment of Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e) Material Changes. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance.

(f) Delivery of Earnings Statement. As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(g) Delivery of Registration Statement and Prospectus. The Company will furnish to the Representatives copies of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement to any of the foregoing as the Representatives may reasonably request. The Company will pay the expenses of preparation, printing or other production of all documents relating to the offering; provided that, if any Underwriter is required to deliver a Final Prospectus in connection with sales of Securities at any time six months or more after the date of the Final Prospectus, the expenses relating to such Final Prospectus shall be paid by such Underwriter.

(h) Qualification of Securities. The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc. in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation as doing business in any such jurisdiction.

(i) No Other Offering Materials. The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(c) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) Lock-up. The Company will not, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any U.S. dollar-denominated debt securities issued or guaranteed by the Company (other than the Securities), which mature more than one year after the Closing Date and which are substantially similar to the Securities, until the Business Day set forth on Schedule I hereto.

(k) Stabilization. The Company will not take, directly or indirectly, any action that is designed to or that constitutes, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) Listing. The Company will use reasonable best efforts to have the Securities listed and admitted to trading on the [   ] Stock Exchange or another “recognised stock exchange” (as defined in Section 1005 of the United Kingdom Income Tax Act 2007), and satisfactory evidence of such actions shall have been provided to the Representatives.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Prospectus Filed; No Stop Order. The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(c) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened.

(b) Opinions of Counsel to the Company. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received an opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, dated such date, substantially to the effect set forth in Exhibits A-1 and A-2 hereto.

(c) Letter of Counsel to the Company. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received a letter of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, dated such date, substantially in the form set forth in Exhibit B hereto.

(d) Opinion of Counsel to the Underwriters. The Representatives, on behalf of the Underwriters, shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) Certificate of the Company. The Company shall have furnished to the Representatives, on behalf of the Underwriters, a certificate of officers of the Company reasonably satisfactory to the Representatives, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof), there has been no material adverse effect or any development which in the reasonable judgment of the Company will result in any material adverse effect on the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof) or as described in such certificate.

(f) Accountants’ Comfort Letters. The Company shall have requested and caused Deloitte LLP to have furnished to the Representatives, on behalf of the Underwriters, and to the affiliates of the Underwriters at the addresses set forth in Schedule V, at the Execution Time and on the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(g) No Material Adverse Change. Subsequent to the Execution Time, there shall not have been (i) any change, or any development which in the reasonable judgment of the Company will result in any change, in or affecting the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof) or (ii) any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of a majority in interest of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof).

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019 or 70 St Mary Axe, London EC3A 8BE, United Kingdom, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(c) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Indemnification of the Company by the Underwriters. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth in [ ] constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent.

(d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the London Stock Exchange or trading in the Company’s American Depositary Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the London Stock Exchange shall have been suspended or materially limited, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, after consultation with the Company, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and shall survive delivery of and payment for the Securities. The provisions of Sections 7, 8, 14 and 18 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, (i) if sent to the Representatives, shall be mailed, electronically mailed or delivered to [   ] attention:[   ] or, (ii) if sent to the Company, shall be mailed, electronically mailed or delivered to 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, email: [   ], attention: The Company Secretary.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed by manual or electronic signature (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail or other electronic format (i.e., “pdf,” “tif” or “jpg”) transmission or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other hand, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagements of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering

(irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect in connection with the offering of the Securities, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

(a) The Company irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to any matter arising out of or based upon this Agreement may be brought in the courts of the State of New York located in The City of New York or the courts of the United States of America located in The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding.

(b) The Company hereby irrevocably designates, appoints, and empowers [ ], with offices currently at [    ], as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in any such United States or State court with respect to any matter arising out of or based upon this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 18 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any such action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to serve such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or based upon this Agreement brought in the United States federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

19. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(c) hereof, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456” and “Rule 457” refer to such rules under the Securities Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

VERY TRULY YOURS,

GSK plc

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

[ ]

By:
Name:
Title:

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Terms of the Debt Securities

Underwriting Agreement dated [       ]

Registration Statement Nos. 333-[   ]

Representatives: [       ]

Title, Purchase Price and Description of Securities:

Title: [       ]

Principal amount: $[       ]

Purchase price (include accrued interest or amortization, if any): $[   ]

Sinking fund provisions: [   ]

Redemption provisions: [       ]

Other provisions: As described in the applicable prospectus supplement referred to in this Agreement.

Closing Date, Time and Location:	[ ] at [ ]a.m./p.m., simultaneously, at Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 and 70 St Mary Axe, London EC3A 8BE, United Kingdom

Type of Offering: Non-delayed.

Date referred to in Section 5(j) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: [  ].

I-1

SCHEDULE II

Underwriting Commitments

Underwriters	Principal Amount of Securities to be Purchased
[Names of Underwriters]
Total	$

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

III-1

SCHEDULE IV

Pricing Term Sheet

Filed Pursuant to Rule 433

Registration Nos. 333-[ ]

[ ], 20[ ]

FORM OF PRICING TERM SHEET

GSK plc

[•]% Notes due 20[•]

Issuer:	GSK plc

Principal Amount:	$[•]

Trade Date	[•], 20[•]

Maturity Date:	[•], 20[•]

Coupon:	[•]%

Interest Payment Dates:	[•], commencing [•]

Price to Public:	[•]%

Gross Proceeds to Issuer:	$[•]

Underwriting Discount and Commissions:	[•]%

Net Proceeds to Issuer:	$[•]

Benchmark Treasury:	[•]

Benchmark Treasury Yield:	[•]%

Spread to Benchmark Treasury:	+ [•]bp

Yield to Maturity:	[•]%

Make-Whole Call:	[•]

CUSIP:	[•]

ISIN:	[•]

Expected Settlement Date:	[•], 20[•]

Day Count Fraction:	[•]

Business Day:	New York and London

Expected Listing:	[•]

Denominations:	[•]

Anticipated Ratings:	[•] by [Moody’s Investors Service, Inc.] [•] by [Standard & Poor’s Ratings Services]

Joint Book-Running Managers:	[•]

Co-Managers:	[•]

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

No PRIIPs KID. No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail clients in the EEA or the UK.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling [ ]toll-free at [ ] or [     ].

SCHEDULE V

Schedule of Selling Agents

V-1

EXHIBIT A-1

[Form of Opinion of U.S. Counsel to the Company]

A-1-1

EXHIBIT A-2

[Form of Opinion of U.K. Counsel to the Company]

A-2-1

EXHIBIT B

[Form of Letter of Counsel to the Company]

B-1